EXHIBIT 10.31

[General Form for Grants to US Resident Executive Officers after January 1, 2024]

RESTRICTED STOCK AGREEMENT
UNDER THE WISDOMTREE INVESTMENTS, INC.
2022 EQUITY PLAN

RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of the Grant Date (as defined below), by and between WisdomTree, Inc., a Delaware corporation (formerly known as WisdomTree Investments, Inc., the “Company”)1, and the employee of WisdomTree Asset Management, Inc. (“WTAM”), a wholly-owned subsidiary of the Company, whose name is set forth on the signature page of this Agreement (the “Employee”). Capitalized terms used and not defined in this Agreement have the respective meanings assigned to them in the Company’s 2022 Equity Plan (the “Plan”).

WHEREAS, the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”) has authorized the issuance to the Employee of the aggregate number of shares of the authorized but unissued common stock of the Company, $0.01 par value per share, set forth on Schedule A included on the signature page of this Agreement (the “Shares”), pursuant and subject to the terms and conditions of the Plan and conditioned upon the Employee’s acceptance thereof upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Employee desires to acquire the Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan.

IT IS AGREED:

1.         Grant of Shares.

1.1         The Company has issued to the Employee, effective as of the grant date set forth on Schedule A included on the signature page of this Agreement (the “Grant Date”), the Shares on the terms and conditions set forth herein and in the Plan. Subject to Section 1.6 hereof, the Shares shall be subject to forfeiture in the event the Employee’s employment by WTAM is terminated for any reason prior to the vesting date(s) set forth on Schedule A (each, a “Vesting Date”). The period prior to the applicable Vesting Date is considered the “Restriction Period” for the Shares relating to such Vesting Date.

1.2         The Shares shall constitute issued and outstanding shares of common stock for all corporate purposes, and the Employee shall have the right to vote such Shares and to exercise all of the rights, powers and privileges of a holder of common stock with respect to such Shares, except that (a) the Employee shall not be entitled to delivery of evidence of book-entry or a share certificate until the Shares vest in accordance with Section 1.3 or 1.6, as the case may be; and (b) the Company will retain custody of all distributions and dividends made, paid or declared with respect to the Shares during the applicable Restriction Period (“Retained Distributions”), and such Retained Distributions shall accrue and shall not be paid to the Employee until and only to the extent the Shares with respect to which such Retained Distributions relate vest.

1.3         If the Employee is still an employee of WTAM at the end of a Restriction Period, all the Shares relating to the applicable Vesting Date shall vest and shall no longer be subject to forfeiture by the Employee. After the date that any Shares become vested, the Company, in its discretion, shall either instruct its transfer agent to issue and deliver to the Employee evidence of book-entry or a certificate for the Shares that have vested or otherwise permit the Shares that have vested to be transferred by the Employee. In addition, after the Shares become vested, the Company shall pay or distribute, as applicable, the Retained Distributions with respect thereto to the Employee. Subject to the provisions of Section 1.6, if, at any time prior to the vesting of the Shares in accordance with the first sentence of this Section 1.3, the Employee’s employment is terminated for any reason, then the Shares that have not then vested (and the Retained Distributions with respect thereto) shall be automatically forfeited to the Company and the Employee shall not thereafter have any rights with respect to such Shares (or the Retained Distributions with respect thereto). In such event, the Company is authorized by the Employee to instruct the Company’s transfer agent to cancel and return the Shares (and, if applicable, the Retained Distributions with respect thereto, to the extent such Retained Distributions were in the form of shares) to the status of authorized but unissued shares of Common Stock and to return to the Company any Retained Distributions in the form of cash.

1 The name of the Company was changed to “WisdomTree, Inc.” effective November 7, 2022.

1.4         “Employment”. The Employee shall be considered to be employed by WTAM for purposes hereof if the Employee is a full-time employee of WTAM (or of the Company or any Subsidiary of the Company) or, if the Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) determines in its sole and absolute discretion, the Employee is rendering substantial services to the Company (or any Subsidiary of the Company, including WTAM) as a part-time employee, consultant or contractor of the Company (or of any Subsidiary of the Company, including WTAM). The Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) shall have the sole and absolute discretion to determine whether the Employee has ceased to be employed by WTAM (or the Company or any Subsidiary of the Company) and the effective date on which such employment terminated. For purposes of this Agreement, if the Employee’s employment is transferred from WTAM to the Company or to a Subsidiary of the Company, references herein to WTAM shall be read to be such new employing entity, as applicable.

1.5         No Right to Employment. Nothing in the Plan or in this Agreement shall confer on the Employee any right to continue in the employ of, or in any other relationship with, WTAM or the Company (or with any Subsidiary of the Company) or limit in any way the right of WTAM and the Company (or of any Subsidiary of the Company) to terminate the Employee’s employment or other relationship with WTAM or the Company (or with any Subsidiary of the Company) at any time, with or without cause.

1.6         Accelerated or Continued Vesting in Certain Circumstances.

1.6.1       Defined Terms. As used in this Section 1.6, the terms “Cause”, “Change of Control”, “Disability,” “Good Reason”, and “Involuntary Termination” shall have the definitions given thereto in the then effective employment agreement between the Employee and WTAM.

1.6.2       Upon the Employee’s Death. Notwithstanding the provisions of Sections 1.1 and 1.3, in the event of the Employee’s death prior to the end of a Restriction Period, all the Shares that are subject to forfeiture at the time of death shall immediately vest and shall no longer be subject to forfeiture by the Employee. After the date of the Employee’s death, the Company, in its discretion, shall either instruct its transfer agent to issue and deliver to the legal representative of the estate or the legatee of the Employee under the will of the Employee evidence of book-entry or a certificate for the Shares that have vested, and pay or distribute the Retained Distributions, if any, with respect to such Shares to such legal representative or legatee, or otherwise permit the Shares that have vested and Retained Distributions with respect to such Shares to be transferred by the legal representative of the estate or the legatee of the Employee under the will of the Employee.

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1.6.3        Upon Termination of Employment Due to the Occurrence of a Disability. Notwithstanding the provisions of Sections 1.1 and 1.3, in the event of the termination by the Company or WTAM of the Employee’s employment due to the occurrence of a Disability prior to the end of a Restriction Period, all the Shares that are subject to forfeiture at the time of termination due to the occurrence of a Disability shall immediately vest and shall no longer be subject to forfeiture by the Employee. After the date of the termination of the Employee’s employment due to the occurrence of a Disability, the Company, in its discretion, shall either instruct its transfer agent to issue and deliver to the Employee evidence of book-entry or a certificate for the Shares that have vested, and pay or distribute the Retained Distributions, if any, with respect to such Shares, to the Employee or otherwise permit the Shares that have vested and Retained Distributions with respect to such Shares to be transferred by the Employee.

1.6.4       Upon the Employee’s Normal Retirement. Notwithstanding the provisions of Sections 1.1 and 1.3, in the event of the Employee’s Normal Retirement (as defined below) prior to the end of a Restriction Period, all the Shares that are subject to forfeiture at the time of Normal Retirement shall immediately vest and shall no longer be subject to forfeiture by the Employee. Notwithstanding the foregoing, in the event that the Employee commences work in the asset management or financial services industries (other than serving as a non-employee director) after the date of the Employee’s Normal Retirement but prior to the end of the Restriction Period, the Employee shall be required to pay to WTAM an amount in cash equal to (a) the Fair Market Value of the Shares (as of the date of the Employee’s Normal Retirement) that would have remained subject to forfeiture as of the date of such commencement of work under the original vesting schedule set forth on Schedule A, plus (b) the value of the Retained Distributions paid with respect to such Shares. After the date of the Employee’s Normal Retirement prior to the end of a Restriction Period, the Company, in its discretion, shall either instruct its transfer agent to issue and deliver to the Employee evidence of book-entry or a certificate for the Shares that have vested, and pay or distribute the Retained Distributions, if any, with respect to such Shares, to the Employee or otherwise permit the Shares that have vested and Retained Distributions with respect to such Shares to be transferred by the Employee. For purposes of this Agreement, the term “Normal Retirement” means retirement from active employment on or after reaching age 62 and having been employed by WTAM (or the Company or any Subsidiary of the Company) for at least seven (7) years as of the retirement date, provided that the Employee provides WTAM with written notice of the Employee’s intent to retire at least six (6) months in advance of the date of such retirement, which written notice specifies the retirement date. The Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) shall have the sole and absolute discretion to determine whether a Normal Retirement has occurred and whether the Employee has commenced work in the asset management or financial services industries (other than serving as a non-employee director) after the date of the Employee’s Normal Retirement and prior to the end of the Restriction Period. For purposes of clarity, the definition of “Normal Retirement” set forth herein shall only apply to this Agreement and shall not impact the Employee’s rights under circumstances of retirement under applicable law in the ordinary course.

1.6.5       Upon a Change of Control. Notwithstanding the provisions of Sections 1.1 and 1.3, in the event of a Change of Control while the Employee is employed by WTAM, the vesting of any Shares that are unvested at such time shall accelerate and all Shares shall be vested simultaneously with such Change of Control.

1.6.6       Involuntary Termination. In the event of an Involuntary Termination of the Employee’s employment prior to the end of a Restriction Period: (i) all of the Shares (and the Retained Distributions with respect thereto), if any, that would have vested during the 12-month period immediately following the date of such termination (“Post-Employment Period”) if the Employee’s employment had not been so terminated shall immediately vest upon the date of such termination; (ii) except as provided in clause (iii) below, vesting shall otherwise cease as of the last day of the Employee’s employment, but any Shares (and the Retained Distributions with respect thereto) which have not then vested (after taking into account the vesting of Shares pursuant to the preceding clause (i)) shall not be automatically forfeited until the last day of the Post-Employment Period; and (iii) if a Change of Control occurs during the Post-Employment Period, the remaining unvested Shares (and the Retained Distributions with respect thereto) shall automatically vest upon the Change of Control as if the Employee had been employed on the date of the Change of Control. For the avoidance of doubt, if no Change of Control occurs during the Post-Employment Period, then all Shares which are not then vested on the last day of the Post-Employment Period (and the Retained Distributions with respect thereto) shall be automatically forfeited to the Company and the Employee shall not thereafter have any rights with respect to such Shares (or the Retained Distributions with respect thereto).

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1.6.7       Post-Change of Control Termination. Notwithstanding anything to the contrary in this Agreement, if a Change of Control occurs and the Employee’s employment is terminated either (i) by the Company (or its successor) without Cause or (i) by the Employee for Good Reason, in each case within 18 months after such Change of Control, then (x) all of the Shares (and the Retained Distributions with respect thereto) that would otherwise have vested within the 21-month period following the date of such termination if the Employee’s employment had not been so terminated shall automatically vest upon the date of such termination, and (y) vesting shall otherwise cease as of the last day of the Employee’s employment.

2.         Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for Federal income tax purposes with respect to the Shares, the Employee shall pay to WTAM, or make arrangements satisfactory to WTAM regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with WTAM, and WTAM shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from WTAM. Unless otherwise determined by the Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee), WTAM’s tax withholding obligation shall be satisfied, in whole or in part, by the Company withholding from the Shares to be issued or released by the transfer agent a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. The Employee is advised to consult with the Employee’s counsel or tax advisor about the Employee’s tax status and tax treatment of the Shares granted under the Plan pursuant to this Agreement. Neither the Company nor any Subsidiary may be held liable for the personal tax treatment of any Employee under this Agreement or the Plan.

3.         Nonassignability of Shares. The Shares shall not be assignable or transferable until they have vested. Upon vesting, the Employee will have the right to sell or transfer the Shares, subject to the provisions of the Company’s insider trading policy.

4.         Employee Representations. The Employee hereby represents and warrants to the Company that:

(i)       the Employee has received a copy of the Plan and the prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended, as in effect as of the date of this Agreement;

(ii)       the Employee has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last twenty-four (24) months and all reports issued by the Company to its stockholders;

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(iii)       the Employee (x) has reviewed with the Employee’s own tax advisors the applicable tax (U.S. federal, state, local and foreign) consequences of the transactions contemplated by this Agreement, (y) is relying solely on such advisors and not on any statements or representations of the Company or WTAM or any of their respective agents, and (z) understands that the Employee (and not the Company or its Subsidiaries) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement;

(iv)       the Employee understands that the Employee must bear the economic risk of the investment in the Shares;

(v)       the Employee has had such an opportunity as the Employee has deemed adequate to obtain from the Company such information as is necessary to permit the Employee to evaluate the merits and risks of the Employee’s investment in the Company and has had the opportunity to consult with the Employee’s own advisers with respect to the investment in the Company; and

(vi)       the Employee understands and agrees that if a stock certificate evidencing the Shares is issued prior to the Vesting Date, it shall also bear the following legend:

“The shares represented by this certificate have been acquired pursuant to a Restricted Stock Agreement, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof and the terms and conditions of the WisdomTree Investments, Inc. 2022 Equity Plan.”

5.         Miscellaneous.

5.1         Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either (a) delivered personally or by private courier (e.g., Federal Express), (b) sent by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by electronic communication (via e-mail or through an electronic platform approved by the Company), with confirmation of transmission thereof, and shall be deemed duly given hereunder when delivered in person or by private courier, on the third business day following deposit in the United States mail as set forth in subsection (b) above, or, if sent by electronic communication, on the date sent by such transmission during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications shall be sent to the respective parties at the following addresses: (i) if to the Company or WTAM, at their respective principal executive offices, attention: Legal Department, at legalnotice@wisdomtree.com; and (ii) if to the Employee, at the Employee’s last known residence address or e-mail address as indicated in the employment records of the Company or WTAM, as the case may be. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

5.2         Plan Paramount; Conflicts with Plan. This Agreement shall, in all respects, be subject to and governed by the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

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5.3         Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion, in accordance with the terms of the Plan. The grant of the Shares in this Agreement does not create any contractual right or other right to receive any restricted stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with WTAM. The Employee acknowledges that no claim or entitlement to compensation or damages arises from the diminution in value of the Shares, resulting, in whole or in part, from (i) the amendment, cancellation, or termination of the Plan at any time by the Company, (ii) any company ceasing to be a Subsidiary or an affiliate of the Company, (iii) the transfer of any business from the Company or any Subsidiary or affiliate of the Company to any third party, or (iv) any other extraordinary transaction or event regarding the Company or its affiliates (including but not limited to liquidation, winding-up, closure of all or a portion of its business, etc.).

5.4         Amendments; Waiver. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity. All rights and remedies, whether conferred by this Agreement, by any other instrument or by law, shall be cumulative, and may be exercised singularly or concurrently.

5.5         Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior undertakings and agreements, oral or written, with respect to the subject matter hereof. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement. To the extent that the policies and procedures of WTAM or the Company apply to the Employee and are inconsistent with the terms of this Agreement, the provisions of the Agreement shall control.

5.6         Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.

5.7         Severability; Enforcement. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect (an “Impaired Provision”), (a) such Impaired Provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties, (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and (c) such decision shall not affect the validity, legality or enforceability of such Impaired Provision under other circumstances. The parties agree to negotiate in good faith and agree upon a provision to substitute for the Impaired Provision in the circumstances in which the Impaired Provision is invalid, illegal or unenforceable.

5.8         Rights of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.9         Headings. The Section headings used herein are for convenience only and do not define, limit or construe the content of such sections. All references in this Agreement to Section numbers refer to Sections of this Agreement, unless otherwise indicated.

5.10       Agreement to Arbitrate. The Employee, the Company and WTAM recognize that differences may arise between them during or following the Employee’s employment by WTAM, and that those differences may or may not be related to the issuance of the Shares herein or to the Employee’s employment. The Employee, the Company and WTAM agree that disputes between the Employee, the Company and WTAM will be resolved by arbitration as provided by the arbitration provisions set forth in the then effective employment agreement between the Employee and WTAM, which are incorporated herein by reference.

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5.11       Governing Law; Jurisdiction. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to that body of law concerning choice of law or conflicts of law, except that the General Corporation Law of the State of Delaware (“GCL”) shall apply to all matters governed by the GCL, including without limitation matters concerning the validity of grants of restricted stock and actions of the Board or the Committee. The Company and the Employee agree that, subject to the agreement to arbitrate disputes set forth in Section 5.10, the sole and exclusive judicial venues for any dispute, difference, cause of action or legal action of any kind that any party, or any officer, director, employee, agent or permitted successor or assign of any party may bring against any other party or any subsidiary of a party, or against any officer, director, employee, agent or permitted successor or assign of any of the foregoing, relating in any manner whatsoever to the Employee’s employment by the Company or any Subsidiary of the Company (including WTAM), as the case may be, or to the termination thereof, including without limitation all disputes arising under this Agreement (a “Proceeding”), shall be (a) the United States District Court for the Southern District of New York, if such court has statutory jurisdiction over the Proceeding, and (b) the Supreme Court of the State of New York in the County of New York (collectively, the “New York Courts”). Each of the parties hereby expressly (i) consents to the personal jurisdiction of each of the New York Courts with respect to any Proceeding; (ii) agrees that service of process in any Proceeding may be effected upon such party in the manner set forth in Section 5.1 (other than by electronic communication), as well as in any other manner prescribed by law; and (iii) waives any objection, whether on the grounds of venue, residence or domicile or on the ground that the Proceeding has been brought in an inconvenient forum, to any Proceeding brought in either of the New York Courts. Notwithstanding the foregoing, nothing in this paragraph alters the parties’ agreement to arbitrate disputes as set forth in Section 5.10.

5.12       Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing an original signature. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or future Awards made under the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

[Balance of page left blank intentionally. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have signed this Restricted Stock Agreement effective as of the Grant Date indicated below.

WISDOMTREE, INC.

By:
[Authorized Signatory]

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Schedule A

Name of Employee:

Grant Date:

Total Number of Shares:

Vesting Schedule:

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Confirmation

WisdomTree Asset Management, Inc. hereby executes this Agreement solely to confirm its agreement to be bound by the term and provisions of Sections 5.10 and 5.11 hereof.

WISDOMTREE ASSET MANAGEMENT, INC.

By:
[Authorized Signatory]

Acceptance

The Employee hereby acknowledges: I have received a copy of this Agreement; I have had the opportunity to consult legal counsel in regard to this Agreement, and have availed myself of that opportunity to the extent I wish to do so (I understand the Company’s attorneys represent the Company and not myself, and I have not relied on any advice from the Company’s attorneys); I have read and understand this Agreement; I AM FULLY AWARE OF THE LEGAL EFFECT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE EFFECT OF SECTION 5.10 CONCERNING ARBITRATION; I acknowledge that there may be adverse tax consequences upon the grant or vesting of the Shares or disposition thereof and that I have been advised to consult a tax advisor prior to such grant, vesting or disposition; and I have entered into this Agreement freely and voluntarily and based on my own judgment and not on any representations and promises other than those contained in this Agreement. The Employee accepts these Shares subject to all the terms and conditions of this Agreement and the rules of the Plan. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Employee (including through an online acceptance process) is acceptable.

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